                                                                   EXHIBIT 4.1


                                                               Conformed Copy

- --------------------------------------------------------------------------------







                           THE MEN'S WEARHOUSE, INC.

                                      AND

              TEXAS COMMERCE BANK NATIONAL ASSOCIATION, AS TRUSTEE


                                   Indenture


                           Dated as of March 1, 1996

                                  $50,000,000*


                 5 1/4% Convertible Subordinated Notes due 2003







- --------------------------------------------------------------------------------

* Subject to increase up to $57,500,000

                             CROSS REFERENCE TABLE*

Trust Indenture
  Act Section                                                                      Indenture Section
- ---------------                                                                    -----------------
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
  (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
  (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
  (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
  (a)(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
  (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.08; 7.10
  (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
  (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
  (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.05
  (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.03
  (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.03
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
  (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
  (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
  (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06; 12.02
  (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.08
  (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
  (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.04
  (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.04
  (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
  (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
  (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.05
  (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.01(b)
  (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.05; 12.02
  (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.01(a)
  (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.01(c)
  (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.09
  (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.05
  (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.04
  (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
  (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.07
  (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9.04
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.08
  (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.09
  (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.04
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.01

                           N.A. Means Not Applicable

- -------------------------

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                        ARTICLE 1.

                                        DEFINITIONS AND INCORPORATION BY REFERENCE

                 Section 1.01     Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Section 1.02     Other Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Section 1.03     Incorporation by Reference of Trust Indenture Act.  . . . . . . . . . . . . . . . .   4
                 Section 1.04     Rules of Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                        ARTICLE 2.

                                                      THE SECURITIES

                 Section 2.01     Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 2.02     Execution and Authentication. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 2.03     Registrar and Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Section 2.04     Paying Agent to Hold Money in Trust.  . . . . . . . . . . . . . . . . . . . . . . .   6
                 Section 2.05     Holder Lists. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Section 2.06     Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Section 2.07     Replacement Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Section 2.08     Outstanding Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Section 2.09     Treasury Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Section 2.10     Temporary Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Section 2.11     Cancellations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Section 2.12     Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                        ARTICLE 3.

                                                        REDEMPTION

                 Section 3.01     Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Section 3.02     Selection of Securities to Be Redeemed  . . . . . . . . . . . . . . . . . . . . . .  10
                 Section 3.03     Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Section 3.04     Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Section 3.05     Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Section 3.06     Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Section 3.07     Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Section 3.08     Mandatory Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                        ARTICLE 4.

                                                        COVENANTS

                 Section 4.01     Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Section 4.02     Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                 Section 4.03     Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Section 4.04     Stay, Extension or Usury Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Section 4.05     Continued Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Section 4.06     Offer to Repurchase Upon Change of Control. . . . . . . . . . . . . . . . . . . . .  14
                 Section 4.07     Reports by Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                        ARTICLE 5.

                                                        SUCCESSORS

                 Section 5.01     When Company May Merge, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 Section 5.02     Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        ARTICLE 6.

                                                  DEFAULTS AND REMEDIES

                 Section 6.01     Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 Section 6.02     Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 Section 6.03     Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 Section 6.04     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 Section 6.05     Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 Section 6.06     Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 Section 6.07     Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . .  19
                 Section 6.08     Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 Section 6.09     Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 Section 6.10     Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 Section 6.11     Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                        ARTICLE 7.

                                                         TRUSTEE

                 Section 7.01     Duties of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 Section 7.02     Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 Section 7.03     Individual Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 Section 7.04     Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 Section 7.05     Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 Section 7.06     Reports by Trustee to Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Section 7.07     Compensation and Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Section 7.08     Replacement of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Section 7.09     Successor Trustee by Merger, etc. . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 7.10     Eligibility; Disqualification.  . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 7.11     Preferential Collection of Claims Against Company.  . . . . . . . . . . . . . . . .  25

                                                        ARTICLE 8.

                                                  DISCHARGE OF INDENTURE

                 Section 8.01     Termination of Company's Obligations. . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 8.02     Application of Trust Money. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Section 8.03     Repayment to Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Section 8.04     Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                        ARTICLE 9.

                                                        AMENDMENTS

                 Section 9.01     Without Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Section 9.02     With Consent of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 9.03     Compliance with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . .  28
                 Section 9.04     Revocation and Effect of Consents.  . . . . . . . . . . . . . . . . . . . . . . . .  28
                 Section 9.05     Notation on or Exchange of Securities.  . . . . . . . . . . . . . . . . . . . . . .  28
                 Section 9.06     Trustee Protected.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                       ARTICLE 10.

                                                        CONVERSION

                 Section 10.01    Conversion Privilege. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 Section 10.02    Conversion Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 Section 10.03    Fractional Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Section 10.04    Taxes on Conversion.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Section 10.05    Company to Reserve Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Section 10.06    Adjustment of Conversion Price. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Section 10.07    Notice of Adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 Section 10.08    Notice of Certain Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 Section 10.09    Reorganization of the Company.  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 Section 10.10    Company Determination Final.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 Section 10.11    Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                                       ARTICLE 11.

                                                      SUBORDINATION

                 Section 11.01    Agreement to Subordinate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 Section 11.02    Certain Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 Section 11.03    Liquidation; Dissolution; Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . .  36
                 Section 11.04    Default on Senior Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 Section 11.05    When Distribution Must Be Paid Over.  . . . . . . . . . . . . . . . . . . . . . . .  37
                 Section 11.06    Notice By Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 Section 11.07    Subrogation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                 Section 11.08    Relative Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 Section 11.09    Subordination May Not Be Impaired by Company. . . . . . . . . . . . . . . . . . . .  38
                 Section 11.10    Distribution or Notice to Representative. . . . . . . . . . . . . . . . . . . . . .  39
                 Section 11.11    Rights of Trustee and Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . .  39
                 Section 11.12    Authorization to Effect Subordination.  . . . . . . . . . . . . . . . . . . . . . .  39
                 Section 11.13    Conversions Not Deemed Payment. . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 11.14    Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 11.15    Trust Moneys Not Subordinated.  . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                       ARTICLE 12.

                                                      MISCELLANEOUS

                 Section 12.01    Trust Indenture Act Controls. . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 12.02    Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 12.03    Communication by Holders with Other Holders.  . . . . . . . . . . . . . . . . . . .  41
                 Section 12.04    Certificate and Opinion as to Conditions Precedent. . . . . . . . . . . . . . . . .  41
                 Section 12.05    Statements Required in Certificate or Opinion.  . . . . . . . . . . . . . . . . . .  41
                 Section 12.06    Rules by Trustee and Agents.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 12.07    Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 12.08    No Recourse Against Others. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 12.09    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 12.10    Addresses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 12.11    Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 12.12    No Adverse Interpretation of Other Agreements.  . . . . . . . . . . . . . . . . . .  43
                 Section 12.13    Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 12.14    Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 12.15    Table of Contents, Headings, Etc..  . . . . . . . . . . . . . . . . . . . . . . . .  43

        INDENTURE dated as of March 1, 1996 between The Men's Wearhouse, Inc., a Texas corporation (the "Company"), and Texas Commerce Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee").

        The Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the respective holders from time to time of the Securities as follows:


                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.01     Definitions.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent" means any Registrar or Paying Agent.

        "Board of Directors" means either the Board of Directors of the Company or any committee of such Board duly authorized to act hereunder.

        "Board Resolution" means a copy of a resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means a day which in the Borough of Manhattan, City of New York (or in any of the cities, if more than one, where amounts are payable in respect of the Securities, as specified on the face of the form of Security) is neither a legal holiday nor a day on which the banking institutions are authorized by law or regulation to close.

        "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date hereof.

        "Change of Control" means (i) any transaction (including a merger or consolidation) the result of which is that any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent (50%) of the total voting power of all classes of the voting stock of the Company or the surviving Person and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis (a "Control Person"), other than any such transaction in which the current executive officers of the Company who are also currently directors and their Affiliates or The Zimmer Family Foundation become, individually or collectively, a Control Person, provided that following such transaction at least 30% of the outstanding voting stock of the Company is held by Persons who are not Affiliates of such Control Person and such stock is registered pursuant to Sections 12(b) or 12(g) of the Exchange Act or is required to file reports pursuant to Section 15(d) of the Exchange Act; or (ii) the sale, lease or transfer of all or substantially all of the Company's assets (which includes the assets of its Subsidiaries) to any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) except to the Company or one or more of its Subsidiaries.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, the body performing such duties at such time.

        "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 10.09, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of the initial issuance of Securities by the Company or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of the dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution, winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Company" means The Men's Wearhouse, Inc., a Texas corporation, and subject to Article 5, its successors and assigns.

        "Corporate Trust Office" means the office of the Trustee at the address of the Trustee specified in Section 12.10 or such other address as to which the Trustee may give notice to the Company.

        "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

        "Depositary" means, with respect to Securities issuable in whole or in part in the form of one or more Global Securities, the Depositary Trust Company or such other clearing agency registered under the Exchange Act that is designated by the Company to Act as Depositary for such Securities.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Holder," "Securityholder," or other similar terms means a Person in whose name a Security is registered.

        "Global Security" means a Security that evidences all or a part of the Securities and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.

        "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of the Company.

        "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

        "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee.

        "Person" means any individual, corporation, partnership, joint venture association, joint stock company, trust, unincorporated association or any other entity or organization or government or political subdivision or an agency or instrumentality thereof.

        "principal" wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any."

        "Responsible Officer" when used with respect to the Trustee means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Security" or "Securities" means the 5 1/4% Convertible Subordinated Notes due 2003, as amended or supplemented from time to time, authenticated and delivered under this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Significant Subsidiary" means, at any time, any Subsidiary of the Company whose total assets or consolidated revenues is equal to or greater than 10% of the consolidated total assets or consolidated revenues, as the case may be, of the Company and its Subsidiaries as of the date of the latest available consolidated financial statements of the Company.

        "Subsidiary" of a Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

        "Trading Day" means (x) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business; or (y) if the Common Stock is not so listed or admitted for trading but is quoted on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

        "Trustee" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article 7, shall also include any successor trustee.

        "Trust Indenture Act" means the Trust Indenture act of 1939, as amended, as in force at the date as of which this Indenture was originally executed.

        Section 1.02     Other Definitions.


                                                                      Defined in
        Term                                                             Section
        ----                                                             -------
        "Bankruptcy Law" . . . . . . . . . . . . . . . . . . . . . . . .   6.01
        "Change of Control Offer"  . . . . . . . . . . . . . . . . . . .   4.06
        "Change of Control Pay"  . . . . . . . . . . . . . . . . . . . .   4.06
        "Change of Control Payment Date" . . . . . . . . . . . . . . . .   4.06
        "Conversion Price" . . . . . . . . . . . . . . . . . . . . . . .  10.01
        "Credit Agreement" . . . . . . . . . . . . . . . . . . . . . . .   4.07
        "Custodian"  . . . . . . . . . . . . . . . . . . . . . . . . . .   6.01
        "Designated Senior Indebtedness" . . . . . . . . . . . . . . . .  11.02
        "Event of Default" . . . . . . . . . . . . . . . . . . . . . . .   6.01
        "Expiration Time"  . . . . . . . . . . . . . . . . . . . . . . .  10.06
        "Legal Holiday"  . . . . . . . . . . . . . . . . . . . . . . . .  12.07
        "Offer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.06
        "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . . .   2.03
        "Payment Default"  . . . . . . . . . . . . . . . . . . . . . . .   6.01
        "Purchased Shares" . . . . . . . . . . . . . . . . . . . . . . .  10.06
        "Registrar"  . . . . . . . . . . . . . . . . . . . . . . . . . .   2.03
        "Representative" . . . . . . . . . . . . . . . . . . . . . . . .  11.02
        "Securities Custodian" . . . . . . . . . . . . . . . . . . . . .   2.03
        "Senior Indebtedness"  . . . . . . . . . . . . . . . . . . . . .  11.02
        "U.S. Government Obligations"  . . . . . . . . . . . . . . . . .   8.01

        Section 1.03     Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

        The following Trust Indenture Act terms used in this Indenture have the following meanings:

        "indenture securities" means the Securities;

        "indenture security holder" means a Holder of a Security;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the Trustee;

        "obligor" on the Securities means the Company and any successor obligor upon the Trust Indenture Act.

        All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

        Section 1.04     Rules of Construction.

        Unless the context otherwise requires:

                 (1) a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

                 (3) "or" is not exclusive;

                 (4) words in the singular include the plural, and in the plural include the singular; and

                 (5) provisions apply to successive events and transactions.


                                   ARTICLE 2.

                                 THE SECURITIES

        Section 2.01 Form and Dating. The Securities and the Trustee's certificates of authentication shall be substantially in the form of Exhibit A to this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

        The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

        Section 2.02 Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

        If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

        A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities, upon a written order of the Company signed by an Officer and delivered to the Trustee. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

        Section 2.03 Registrar and Paying Agent. The Company shall maintain in the Borough of Manhattan, City of New York, the City of Dallas, Texas and in such other locations as it shall determine, an office or agency where (i) Securities may be presented for registration or transfer or for exchange ("Registrar") and (ii) Securities may be presented for payment ("Paying Agent"). Notices and demands to or upon the Company in respect of Securities and this Indenture may be served at the Corporate Trust Office. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, The City of New York and the City of Dallas, Texas for such purposes. The Company or any of its Subsidiaries may act as Registrar or Paying Agent except that for purposes of Article 8 and Section 4.06, neither the Company nor any Subsidiary shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Depositary may maintain a custodian (the "Securities Custodian") with respect to any Global Securities so long as any Global Securities remain outstanding. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

        The Company initially appoints the Trustee to act as Registrar, Paying Agent, and agent for service of notices and demands in connection with the Securities.

        Section 2.04 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

        Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and, at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

        Section 2.06 Transfer and Exchange. (a) Where Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06,
9.05 or 10.02).

        (b)      Upon satisfaction of the requirements of this subparagraph
(b), any holder of a definitive Security may exchange such definitive Security for an interest in a Global Security. Upon receipt by the Trustee of a definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Depositary to cause the Securities Custodian to make, an endorsement on the Global Security or reflect an increase in the aggregate principal amount of the Securities represented by the Global Security by the principal amount for which Global Securities have been requested and for which the requirements of this paragraph have been satisfied, the Trustee shall cancel such definitive Security and cause, or direct the Depositary to cause the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

        (c) The transfer and exchange of beneficial interests in Global Securities shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Except as expressly provided in this Indenture, the Trustee (in its capacity as Trustee or Securities Custodian, as applicable) and the Registrar shall have no responsibility under this Indenture for monitoring compliance with the terms of this Indenture with respect to any transfer or exchange of Global Securities or beneficial interests therein.

        (d)      (i)     Any Person having a beneficial interest in a Global
Security may, upon request, exchange such beneficial interest for a definitive Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions, then the Trustee will cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order from the Company, the Trustee will authenticate and deliver to the transferee a definitive Security.

                 (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such definitive Securities to the persons in whose names such Securities are so registered.

        (e) Notwithstanding any other provisions herein (other than the provisions set forth in subparagraph (f) of this Section 2.06), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

        (f) If at any time (i) the Depositary for any Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary for such Global Security is not appointed by the Company within ninety (90) days after the Company receives such notice, or (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of definitive Securities under this Indenture, then the Company will execute, and the Trustee, upon receipt of an order form the Company requesting the authentication and delivery of definitive Securities, will authenticate and deliver definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.

        (g) Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                 This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.

        (h) At such time as all beneficial interests in a Global Security have either been exchanged for definitive Securities, redeemed, repurchased by the Company or cancelled, such Global Security shall be cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for definitive Securities, redeemed, repurchased by the Company or cancelled, the principal amount of the securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

        (i) The Company shall not be required (i) to register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under
Section 3.02 and ending at the close of business on the day of the selection, or (ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

        Section 2.07 Replacement Securities. If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge for its expenses in replacing a Security.

        Every replacement Security is an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

        Section 2.08 Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

        If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

        If the principal amount of any Security is considered paid under
Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

        Except as set forth in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

        Section 2.09 Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary of the Company or by any Affiliate of the Company (other than an officer or director of the Company owning less than 1% of the outstanding Securities) shall be considered as not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trustee has been advised in writing by the Company or the Holder are so owned shall be so disregarded.

        Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary securities upon a written order of the Company signed by an Officer and delivered or caused to be delivered to the Trustee. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate in accordance with Section 2.02 definitive Securities in exchange for temporary Securities.

        Holders of temporary Securities shall be entitled to all benefits of this Indenture.

        Section 2.11 Cancellations. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement, cancellation or conversion and certification of their destruction or retention, in accordance with the Trustee's standard retention policy, shall be delivered to the Company unless, by a written order, signed by an Officer, the Company shall direct that cancelled Securities be returned to it. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article 10.

        Section 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix each such special record date and special payment date. At least 15 days before the record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid or shall cause the defaulted interest to be paid by such other procedure as is mutually acceptable to the Company and the Trustee.


                                   ARTICLE 3.

                                   REDEMPTION

        Section 3.01 Notices to Trustee. If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed, (iv) the redemption price and (v) if the redemption occurs prior to March 1, 1999, a statement that the requirements of Section 3.07 have been met.

        Section 3.02 Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed among the Holders of the Securities on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any), provided that no Securities of $1,000 or less shall be redeemed in part. In the event of partial redemption, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

        If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed (as described in the first paragraph of this Section 3.02) shall be treated by the Trustee as outstanding for the purpose of such selection.

        The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.
Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

        Section 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

        The notice shall identify the Securities to be redeemed and shall state:

        (a)      the redemption date;

        (b)      the redemption price;

        (c) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued;

        (d) the Conversion Price, the date on which the right to convert the principal of the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion;

        (e)      the name and address of the Paying Agent;

        (f) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

        (g) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date; and

        (h) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense, based upon information provided by the Company.

        Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities so called for redemption become due and payable on the redemption date at the redemption price.


        Section 3.05 Deposit of Redemption Price. On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date, other than any Securities called for redemption on that date which have been converted prior to the date of such deposit. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

        If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any predecessor security to receive interest as provided in the last paragraph of Section 4.01) be paid to the Company upon request or, if then held by the Company, shall be discharged from such trust.

        On and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption and any conversion rights shall terminate. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with this Section 3.05, interest shall be paid on the unpaid principal, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof, and such Security shall remain convertible from the redemption date until such principal is paid.

        Section 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Securities at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

        Section 3.07 Optional Redemption. The Securities are not redeemable at the option of the Company prior to March 1, 1998. At any time on or after that date and prior to March 1, 1999, the Securities may be redeemable at the Company's option on at least 30 but not more than 60 days' notice to the Holders, in whole at any time or in part from time to time, at 103.5% of the principal amount, together with accrued interest to the date fixed for redemption, but only if the average of the last reported sale prices (or closing bid prices if no sale occurred) of the Common Stock on the Nasdaq National Market (or, if the Common Stock is not traded on the Nasdaq National Market, such other national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on any system of automated dissemination of quotations of securities prices) for the Trading Days occurring during the 30-day period ending on the tenth calendar day before the first notice of such redemption is given is greater than 140% of the Conversion Price immediately prior to the time at which notice of such redemption is given. At any time on or after March 1, 1999, the Securities may be redeemed at the Company's option on at least 30 but not more than 60 days' notice to the Holders, in whole at any time or in part from time to time, at the following prices (expressed in percentages of the principal amount), together with accrued interest to the date fixed for redemption:



If redeemed during the 12-month period beginning March 1:

                                                        Redemption
        Date                                               Price
        ----                                            ----------
        1999      . . . . . . . . . . . . . . . . . . . .  102.6%
        2000      . . . . . . . . . . . . . . . . . . . .  101.8%
        2001      . . . . . . . . . . . . . . . . . . . .  100.9%


and 100% on or after March 1, 2002.

        Section 3.08     Mandatory Redemption.  Except as set forth under
Section 4.06 of this Indenture, the Company shall not be required to make mandatory redemption payments with respect to the Securities. There are no sinking fund payments with respect to the Securities.


                                   ARTICLE 4.

                                   COVENANTS

        Section 4.01 Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary of the Company) holds on that date money designated for and sufficient to pay all principal and interest then due; provided, however, that money held by the Paying Agent for the benefit of holders of Senior Indebtedness pursuant to the provisions of Article 11 hereof shall not be considered paid within the meaning of this Section 4.01.

        To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by the Securities, compounded semiannually, and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

        Section 4.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, State of New York, the office or agency required under Section 2.03. The Company will give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.10.

        Section 4.03 Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of the fiscal year of the Company commencing with the fiscal year ending February 1, 1997, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Events of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited.

        The Company will, so long as any of the Securities are outstanding deliver to the Trustee, forthwith upon becoming aware of (i) any Default, Event of Default or default in the performance of any covenant, agreement or condition in this Indenture or (ii) any event of default under any other mortgage, indenture or instrument as that term is used in Section 6.01(4), an Officers' Certificate specifying such Default, Event of Default or default.

        Section 4.04 Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury laws wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

        Section 4.05 Continued Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of any Subsidiary of the Company, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not materially adverse to the Holders of the Securities.

        Section 4.06     Offer to Repurchase Upon Change of Control.

        (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following the Change of Control, the Company shall issue a press release and mail a notice via first class mail, postage prepaid, to the Trustee and each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section and that all Securities tendered will be accepted for payment; (2) the Change of Control Payment and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Security not tendered will continue to accrue interest;
(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date; (5) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m. New York City time on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities in connection with a Change of Control.

        (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Securities so accepted the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided, that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        (c) Except as described above with respect to a Change of Control, the Company shall not be required to repurchase or redeem the Securities from the Holder of the Securities in the event of a takeover, recapitalization or similar restructuring.

        Section 4.07 Reports by Company. The Company shall deliver to the Trustee, within 15 days after it files the same with the Commission, copies of all reports and information (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe), if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Company agrees to continue to be subject to and comply with the filing and reporting requirements of the Commission as long as any of the Securities are outstanding. The Company shall comply with the provisions of Trust Indenture Act Section 314(a).

                                   ARTICLE 5.

                                   SUCCESSORS

        Section 5.01 When Company May Merge, etc. The Company, in a single transaction or through a series of related transactions, shall not consolidate with or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to any Person unless:

                 (1) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                 (2) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall have been made, assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if, pursuant to Section 10.09, the Company or another Person enters into a supplemental indenture obligating it to deliver the securities, cash or other assets deliverable upon conversion of Securities; and

                 (3) immediately after the transaction no Default or Event of Default exists.

        The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

        Section 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with
Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Securities.


                                   ARTICLE 6.

                             DEFAULTS AND REMEDIES

        Section 6.01     Events of Default.  An "Event of Default" occurs if:

                 (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days (whether or not prohibited by Article 11 hereof);

                 (2) the Company defaults in the payment of the principal and premium, if any, of any Security when the same becomes due and payable at maturity, upon redemption or otherwise, including failure by the Company to purchase the Securities when required pursuant to
        Section 4.06 hereof (whether or not prohibited by Article 11 hereof);

                 (3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the Default continues for the period and after the notice specified below;

                 (4) an event of default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such indebtedness or guarantee now exists or shall be created after the date hereof, which default (i) is caused by a failure to pay principal or interest on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a "Payment Default") or (ii) results in the acceleration of such indebtedness prior to its expressed maturity and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

                 (5) final judgments or decrees shall be entered by a court of competent jurisdiction against the Company or any Significant Subsidiary involving liabilities of $10 million or more (singly or in the aggregate) (after deducting the portion of such liabilities accepted by a reputable insurance company) and such final judgments or decrees shall not have been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof.

                 (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                         (A)      commences a voluntary case;

                         (B) consents to the entry of an order for relief against it in any involuntary case;

                         (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                         (D) makes a general assignment for the benefit of its creditors; or

                         (E) generally is unable to pay its debts as the same become due;

                 (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                         (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                         (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property; or

                         (C) orders the liquidation of the Company or any Significant Subsidiary;

        and the order or decree remains unstayed and in effect for 60 days.

        The term "Bankruptcy Law" means Title 11 U.S. Code or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        A Default under clause (3) (other than Defaults under Section 4.05,
5.01 or 10.01 which Defaults shall be Events of Default with the notice but without the passage of time specified in this paragraph) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

        In the case of any Event of Default pursuant to the provisions of this
Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to paragraph 7 of the Securities, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

        Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in clauses (6) and (7) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Representative under the Credit Agreement (and to the Trustee if such notice is given by the Holders), may declare the unpaid principal of and accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such written notice given hereunder. In the event of a declaration of acceleration under the Indenture because of an Event of Default set forth in Section 6.01(4) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such indebtedness within 30 days thereof and no other Event of Default has occurred during such 30-day period which has not been cured or waived. If an Event of Default specified in clause
(6) or (7) of Section 6.01 occurs with respect to the Company, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

        Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities and does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        Section 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the then outstanding Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security or a Default or Event of Default under Article 10.

        Section 6.05 Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability.

        Section 6.06 Limitation on Suits. A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

                 (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                 (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                 (5) during such 60-day period the Holders of a majority in principal amounts of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

        Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

        Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

        Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                 First:           to the Trustee for amounts due under Section
                                  7.07;

                 Second: to holder of Senior Indebtedness to the extent required by Article 11;

                 Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 Fourth:          to the Company.

        Notwithstanding Section 2.12 hereof, the Trustee may fix a record date and payment date for any payment to Securityholders for purposes of making payments under Article 6.

        Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by a party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE 7.

                                    TRUSTEE

        Section 7.01     Duties of Trustee.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b)      Except during the continuance of an Event of Default;

                 (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm the correctness of all mathematical computations or other facts or matters stated therein.

        (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1)     This paragraph does not limit the effect of paragraph
        (b) of this Section.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or any other direction permitted by this Indenture.

        (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

        (e) The Trustee may refuse to perform any duty or exercise any right or power, and no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        Section 7.02     Rights of Trustee.

        Except as otherwise provided in Section 7.01:

        (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

        (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

        (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        (f) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than under Section 6.01(1) or (2)) unless a Responsible Officer knows of such Event of Default or unless written notice of any Event of Default (other than under Section 6.01(1) or (2)) is received by the Trustee at its address specified in
Section 12.10 hereof and such notice references the Securities generally, the Company or this Indenture.

        Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

        Section 7.04 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Securities other than its authentication.

        Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security (including any failure to make any mandatory repurchase payment required hereunder), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders.

        Section 7.06 Reports by Trustee to Holders. Within 60 days after each May 15th, commencing with May 15, 1996, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

        A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange on which the Securities are listed as required by Trust Indenture Act Section 313(d). The Company shall notify the Trustee when the Securities are listed on any stock exchange.

        Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee, its officers, directors, agents and employees, against any loss or liability incurred by it including, to the extent provided herein, the costs and expenses of defending itself against any claims or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. If the Company defends against any such claim, the Trustee shall cooperate in the defense. The Trustee may have separate counsel, selected by it, at the Company's expense for such counsel's reasonable fees and expenses before the Company assumes the defense of such claim and at the Trustee's expense after the Company has assumed such defense. If, however, the counsel selected by the Trustee advises the Company and the Trustee as to such claim that the posture of the Company is or may be inconsistent with the posture of the Trustee, then the Trustee may resume the defense of such claim with its counsel and the Company shall pay the reasonable fees and expenses of such counsel incurred after that time. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith. If negligence or bad faith of the Trustee is established, the Trustee shall be responsible for its own counsel fees.

        To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Law.

        Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                 (1)     the Trustee fails to comply with Section 7.10;

                 (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (3) a Custodian or public officer takes charge of the Trustee or its property; or

                 (4)     the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

        Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

        Section 7.10 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act
Section 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $100,000,000, as set forth in its most recently published reports of condition. The Trustee is subject to and shall comply with Trust Indenture Act Section 310(b);provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

        Section 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to and shall comply with Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.


                                   ARTICLE 8.

                             DISCHARGE OF INDENTURE

        Section 8.01 Termination of Company's Obligations. This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and 8.03 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture (except the Company's obligations under Section 7.07 and 8.03) if:

                 (1) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and

                 (2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal, and premium, if any, and interest on the Securities to maturity or redemption,as the case may be, and to pay all other sums payable by it hereunder. The Company may make the deposit only during the one-year period and only if Article 11 permits it.

However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 8.03, 8.04 and in Article 10, shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in
Section 7.07 and 8.03 shall survive.

        After a deposit made pursuant to this Section 8.01, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

        "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

        Section 8.02 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities. Money and securities so held in trust are not subject to Article 11.

        Section 8.03 Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

        The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Securityholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

        Section 8.04 Reinstatement. If (i) the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding Securities so request by written notice to the Trustee, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9.

                                   AMENDMENTS

        Section 9.01 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

                 (1)     to cure any ambiguity, defect or inconsistency;

                 (2)     to comply with Sections 5.01 and 10.09;

                 (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                 (4) to evidence and provide for the acceptance of appointment by a successor trustee;

                 (5) to make any change that would provide additional rights or benefits to Securityholders or that does not adversely affect the legal rights hereunder of any Securityholder; or

                 (6) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        Section 9.02 With Consent of Holders. Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the Securities then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver under this Section may not:


                 (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                 (2) reduce the rate of or change the time for payment of interest on any Security;

                 (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

                 (4) make any Security payable in money other than that stated in the Security;

                 (5) make any change in Sections 6.04, 6.07 or 9.02 (this sentence);


                 (6) except as otherwise provided in Article 10, increase the Conversion Price or otherwise modify or affect in any manner adverse to the Securityholders the terms and conditions of Article 10;

                 (7) make any change in Article 11 that adversely affects the rights of any Securityholder; or

                 (8) waive a Default in the payment of the principal of, premium, if any, or interest on, any Security (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration) or any Default under Article 10.

        To secure a consent of the Holders under this Section, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or waiver. If any Securityholder fails to receive any such notice, or if such notice contains a defect, such failure or defect shall not impair or affect the validity of any such supplement or waiver.

        Section 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the Trust Indenture Act as then in effect.

        Section 9.04 Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security.
However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented to the amendment or waiver.

        The Company may fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to
Section 2.05 or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the foregoing, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

        After an amendment or waiver becomes effective it shall bind every Securityholder unless it is of the type described in any of clauses (1) through
(8) of Section 9.02. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security.

        Section 9.05 Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

        Section 9.06 Trustee Protected. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and complies with the provisions hereof (including Section 9.03).

                                  ARTICLE 10.

                                   CONVERSION

        Section 10.01 Conversion Privilege. A Holder of a Security may convert it into Common Stock at any time during the period stated in paragraph 6 of the Securities. The number of shares issuable upon conversion of a Security is determined as follows: Divide the principal amount to be converted by the conversion price in effect on the conversion date. Round the result to the nearest 1/100th of a share.

        The initial conversion price is stated in paragraph 6 of the Securities (the "Conversion Price"). The conversion price is subject to adjustment.

        A holder may convert a portion of a Security if the portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security apply to conversion of a portion of it.

        If a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion thereof so called shall expire at the close of business on the second Business Day prior to the date fixed for such redemption unless the Company defaults in making the payment due upon redemption, in which case such right of conversion shall be reinstated.

        Section 10.02 Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 6 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practical, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered shall be treated as a shareholder of record on and after the conversion date.

        Securities surrendered for conversion during the period from the close of business on any record date next preceding any interest payment date to the opening of business on such interest payment date shall (except in the case of Securities or portions thereof which have been called for redemption within such period) be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of Securities being surrendered for conversion. Subject to the provisions of Section 4.01 relating to the payment of defaulted interest by the Company, the interest payment with respect to a Security (a) called for redemption that is converted during the period from the close of business on any record date to the opening of business on the corresponding interest payment date will be payable on that interest payment date to the registered Holder at the close of business on such record date, or (b) called for redemption, if the record date preceding the redemption date is after the latest date for conversion of such Securities, will be payable on the corresponding interest payment date to the extent of accrued interest through the conversion date to the registered Holder at the time of conversion, and the Holder converting the Security need not make a payment equal to the interest payment amount upon conversion of the Security for conversion. Except as provided in the preceding sentence, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion which were declared for payment to holders of Common Stock of record as of a date prior to the conversion date.

        If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

        Upon the surrender of a security that is converted in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

        If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

        Section 10.03 Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Any fractional interest in a share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof) shall be paid in cash (computed to the nearest cent) based on the last reported sale price (or closing bid price if no sale occurred) on the last Trading Day prior to which such Securities are surrendered for conversion on the Nasdaq National Market (or, if the Common Stock is not traded on the Nasdaq National Market, such other national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, on any system with automated dissemination of quotations of securities prices).

        Section 10.04 Taxes on Conversion. If a Holder of a Security converts it, the Company shall pay any applicable documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.

        Section 10.05 Company to Reserve Stock. The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Securities in full.

        All shares of Common Stock which may be issued upon conversion of the Securities shall be fully paid and non- assessable.

        The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and will endeavor to list such shares on each national securities exchange or market on which the Common Stock is listed or quoted.

        Section 10.06    Adjustment of Conversion Price.

        (a) In case the Company shall pay or make a dividend or other distribution on any class of Common Stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination (on a fully diluted basis) and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the date following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        (b) In case the Company shall issue rights, warrants or other securities convertible into Common Stock to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (h) of this Section) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, warrants or convertible securities, the Conversion Price in effect at the opening of business on the date following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination (on a fully diluted basis) plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination (on a fully diluted basis) plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the date following the date fixed for such determination. If at the end of the period during which such warrants or rights are exercisable or such securities are convertible, not all warrants or rights shall have been exercised or not all securities shall have been converted, the Conversion Price shall be readjusted to such price as would have been obtained had the adjustment made on their issuance been made upon the basis of the issuance of only the number of such warrants, rights or securities as were actually exercised with respect to, or converted into, Common Stock. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights, warrants or convertible securities in respect of shares of Common Stock held in the treasury of the Company.

        (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

        (d) In case the Company or any Subsidiary of the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (i) evidences of its indebtedness and/or (ii) cash or other assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section, any dividend paid out of earned surplus payable solely in cash that may from time to time be fixed by the Board of Directors and any dividend or distribution referred to in paragraph (a) of this Section), then in such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (h) of this Section) of the Common Stock on such record date less the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) of the portion of the cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this Section 10.06) applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date.

        (e) The reclassification of Common Stock into securities, including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 10.09 applies), shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (h) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section).

        (f) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Company's Common Stock (any such tender or exchange offer being referred to as an "Offer") shall expire and such Offer shall involve an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Time") that, together with the fair market value of consideration payable in respect of any other Offer, as of the expiration of such other Offer, concluded within the 12 months preceding the expiration of such Offer and in respect for which no conversion price adjustment pursuant to this paragraph (f) has been made, exceeds 20% of the product of the current market price per share (determined as provided in paragraph (h) of this Section) of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the Conversion Price shall be reduced by multiplying such Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the current market price per share (determined as provided in paragraph (h) of this Section) of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time minus (ii) the fair market value of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share at the Expiration Time times (ii) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

        For purposes of this paragraph (f), the fair market value of any consideration with respect to an Offer shall be determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee.

        (g) In case the Company shall issue Common Stock to an Affiliate or Affiliates of the Company, other than pursuant to an employee benefit plan approved by the Board of Directors and the Company's shareholders (if such shareholder approval is required by law) or pursuant to the Employment Agreement dated as of January 31, 1991 and the Option Issuance Agreement dated as of September 30, 1993, each as amended, between the Company and David Edwab, at a price per share less than the current market price per share (determined as provided in paragraph (h) of this Section) of the Common Stock on the date fixed for such issuance the Conversion Price in effect at the opening of business on the date following the date fixed for such issuance shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such issuance (on a fully diluted basis) plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so issued would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such issuance (on a fully diluted basis) plus the number of shares of Common Stock so issued, such reduction to become effective immediately after the opening of business on the date following the date fixed for such issuance. For the purposes of this paragraph (g), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

        (h)      For the purpose of any combination under paragraphs (b), (d),
(f) and (g) of this Section, the current market price per share of Common Stock on any day shall be deemed to be the average of the last reported sale price (or closing bid price if no sale occurred) for the 20 consecutive Trading Days selected by the Board of Directors commencing no more than 30 Trading Days before and ending no later than the day before the day in question on the Nasdaq National Market (or, if the Common Stock is not traded on the Nasdaq National Market, such other national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on any system of automated dissemination of quotations of securities prices).

        (i) No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (i)) would require an increase or decrease of at least 1% in such price; provided, however, that adjustments which by reason of this paragraph
(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided, further, that adjustments shall be required and made in accordance with the provisions of this Section 10.06 (other than this paragraph (i)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Anything in this paragraph (i) to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price for a period of at least 20 days, in addition to those required by this Section 10.06, as the Board of Directors determines, in its discretion, shall be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock, or rights or warrants, or the purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereafter made by the Company to its shareholders shall be a tax-free distribution for federal income tax purposes. All calculations under this paragraph (i) shall be made to the nearest cent. Notwithstanding any other provision of this Section 10.06, no adjustments to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Company hereby covenants not to take any action to increase the par value per share of the Common Stock.

        Section 10.07 Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders and the Trustee a notice of the adjustment. The Company shall file with the Trustee a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

        Section 10.08    Notice of Certain Transactions.

        If:

        (1) the Company takes any action that would require an adjustment in the Conversion Price pursuant to Section 10.06;

        (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.09; or

        (3)      there is a liquidation or dissolution of the Company,

the Company shall mail to Securityholders and the Trustee a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

        Section 10.09 Reorganization of the Company. If the Company is a party to a transaction subject to Section 5.01, or a merger which reclassifies or changes its outstanding Common Stock upon consummation of such transaction the Securities shall automatically become convertible into the kind and amount of securities, cash or other assets which the Holder of a Security would have owned immediately after the consolidation, merger, transfer or lease if the Holder had converted the Security immediately before the effective date of the transaction.

        Concurrently with the consummation of such transaction, the Person obligated to issue securities or deliver cash or other assets upon conversion of the Securities shall enter into a supplemental indenture so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. The successor Company shall mail to Securityholders a notice describing the supplemental indenture.

        If securities deliverable upon conversion of Securities, as provided above, are themselves convertible into the securities of an Affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture which shall so provide.

        If this Section applies, Section 10.06(e) does not apply.


        Section 10.10 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 10.06 is conclusive.

        Section 10.11 Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 10.09 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article.


                                  ARTICLE 11.

                                 SUBORDINATION

        Section 11.01 Agreement to Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Security and the payment of the principal of and premium, if any, and interest on any Security and any distribution with respect thereto, is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness.

        Section 11.02    Certain Definitions.

        "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

        "Senior Indebtedness" with respect to the Securities means the principal of, premium, if any, and interest on, including interest accruing after the filing of a petition in bankruptcy, and any fees, costs, expenses and any other amounts (including indemnity payments) related to the following, whether outstanding on the date hereof or hereafter incurred or created: (a) indebtedness, matured or unmatured, whether or not contingent, of the Company for money borrowed evidenced by notes or other written obligations, (b) any foreign exchange or interest rate contract, currency or interest rate swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values or interest rates, (c) indebtedness, matured or unmatured, whether or not contingent, of the Company evidenced by notes, debentures, bonds or similar instruments, letters of credit (or reimbursement agreements in respect thereof) or other written obligations, (d) obligations of the Company as lessee under capitalized leases and under leases of property made as part of any sale and leaseback transactions, (e) indebtedness of others of any of the kinds described in the preceding clauses (a) through (d) assumed or guaranteed by the Company and (f) renewals, extensions, modifications, amendments, and refundings of, and indebtedness and obligations of a successor Person issued in exchange for or in replacement of indebtedness and obligations of the kind described in the preceding clauses (a) through (e), unless the agreement pursuant to which any such indebtedness described in clauses (a) through (e) is created, issued, assumed or guaranteed expressly provides that such indebtedness is not senior or superior in right of payment to the Securities; provided, however, that the following shall not constitute Senior Indebtedness: (i) any indebtedness or obligation of the Company in respect of the Securities, (ii) any indebtedness of the Company to any of its Subsidiaries or other Affiliates; (iii) any indebtedness that is subordinated or junior in any respect to any other indebtedness of the Company other than Senior Indebtedness; (iv) any indebtedness incurred for the purchase of goods or materials in the ordinary course of business (other than with the proceeds of borrowings from financial institutions) and (v) indebtedness of the Company that by its terms is pari passu with, or subordinate or subject in right of payment to, the Securities.

        "Designated Senior Indebtedness" means (a) indebtedness owed under the Second Amended and Restated Credit Agreement dated as of March 14, 1995, among the Company, the banks named therein, and NationsBank of Texas, N.A., as agent, as such agreement may be restated, further amended, supplemented or otherwise modified or replaced from time to time and (b) if the indebtedness referred to in clause (a) is not outstanding, other Senior Indebtedness to a financial institution for borrowed money with a principal amount of $25 million or more that is designated by the Company as Designated Senior Indebtedness.

        For the purposes of this Indenture, Senior Indebtedness shall not be deemed to have been paid in full until the holders of the Senior Indebtedness shall have indefeasibly received payment in full in cash of all Senior Indebtedness; provided that if any holder of Senior Indebtedness agrees to accept payment in full of such Senior Indebtedness for consideration other than cash, such holder shall be deemed to have indefeasibly received payment in full of such Senior Indebtedness. The provisions of this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payments of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

        A distribution may consist of cash, securities or other property, by set-off or otherwise and, as such term is used herein, includes, without limitation, any deposits with the Trustee pursuant to Article 8.

        Section 11.03 Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                 (1) holders of Senior Indebtedness shall be entitled to receive payment in full of all such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before Securityholders shall be entitled to receive any payment or distribution with respect to the Securities, or as a sinking fund for the Securities, or in respect of any redemption, retirement, purchase or acquisition of the Securities (except that Securityholders may receive securities that are subordinated to at least the same extent as the Securities to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness); and

                 (2) until all Senior Indebtedness (as provided in subsection(1) above) is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article shall be made to holders of Senior Indebtedness (except that Securityholders may receive securities that are subordinated to at least the same extent as the Securities to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness), as their interests may appear.

        Section 11.04 Default on Senior Indebtedness. The Company may not make any payment or distribution to the Trustee or any Securityholder in respect of the Securities, or as a sinking fund for the

Securities, or in respect of any redemption, retirement, purchase or acquisition of the Securities and may not acquire from the Trustee or any Securityholder any Securities for cash or property (other than securities that are subordinated to at least the same extent as the Securities to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness) until all Senior Indebtedness has been paid in full if:

                 (i) a default in the payment of any principal of, premium, if any, or interest on Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Indebtedness; or

                 (ii) a default, other than a default referred to in subsection (i) above, on Senior Indebtedness occurs and is continuing that automatically accelerates or then permits holders of the Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default from the Representative or Representatives of Designated Senior Indebtedness or of the holders of at least a majority in principal amount of Senior Indebtedness then outstanding, or if none is outstanding, of at least a majority in principal amount of the commitments therefor. If the Trustee receives any such notice of a non-payment default, a subsequent notice received within 360 days thereafter shall not be effective for purposes of this Section. No nonpayment default that existed or was continuing on the date of delivery of any such notice to the Trustee shall be, or be made, the basis for a subsequent notice unless such default shall have been cured or waived for a period of not less than 180 days.

        The Company may and shall resume payments on and distributions in respect of, and acquisitions from the Trustee or Securityholders of, the Securities upon the earlier of:

        (1) the date upon which the default is cured, pursuant to the terms of the relevant Senior Indebtedness or waived in writing by the holders of the relevant Senior Indebtedness in their sole discretion, or

        (2) in the case of a default referred to in Section 11.04(ii) hereof, the earlier of the date on which such default referred to in Section 11.04(ii) is cured or waived or 179 days pass after notice is received, unless the maturity of such Senior Indebtedness has been accelerated, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment, distribution or acquisition.

        Section 11.05 When Distribution Must Be Paid Over. In the event that the Trustee (or Paying Agent if other than the Trustee) or any Securityholder receives any payment or distribution with respect to the Securities at a time when such payment is prohibited by Sections 11.03 or 11.04 hereof, such payment or distribution shall be held by the Trustee (or Paying Agent if other than the Trustee) or such Securityholder, in trust for the benefit of, and immediately shall be paid over and delivered, upon written request to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

        With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Securityholders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this
Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

        Section 11.06 Notice By Company. The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment or distribution with respect to the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article. The Trustee shall not be charged with knowledge of the curing of any Default or the elimination of any other fact or condition preventing such payment or distribution unless and until the Trustee shall have actual knowledge thereof or shall have received an Officers' Certificate or written notice to that effect.

        Section 11.07 Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the right of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on the Securities.

        Section 11.08 Relative Rights. This Article defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                 (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

                 (2) affect the relative rights of Securityholders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

                 (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Securityholders.

        If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

        Section 11.09 Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness as evidenced by the Securities shall in any way be prejudiced or impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with the Indenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or refund or refinance, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company or any other Person.

        Section 11.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

        Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or any Person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

        Section 11.11 Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any principal and interest with respect to the Securities to violate this Article. Only the Company or the Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

        The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

        Section 11.12 Authorization to Effect Subordination. The Holders of the Securities hereby undertake and agree to execute, verify, deliver and file proofs of claims, consents, assignments or other instruments which any holder of Senior Indebtedness may at any time reasonably require in order to provide and realize upon any rights or claims pertaining to the Securities held by such Holder and to effectuate the full benefit of the subordination contained herein. Each holder of a Security by a Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 11, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes including, in the event of any dissolution, winding-up, liquidation, or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceedings prior to thirty (30) calendar days before the expiration of the time to file such claims or proofs, then any of the holders of Senior Indebtedness, or their Representative, shall have the right to file such claims or proofs. Without limiting the foregoing, each Representative is hereby irrevocably authorized and empowered (in its own name or in the name of the Securityholders or the Trustee or otherwise), and appointed to act as the Holder's attorney-in-fact for any and all such purposes, but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 11.03 above and give acquittance therefor and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the holders or owners of the Senior Indebtedness hereunder; provided that for purposes of this Section 11.12 holders or owners of Senior Indebtedness may act only through such Representative.

        Section 11.13 Conversions Not Deemed Payment. For the purposes of this Article only, the issuance and delivery of Common Stock upon conversion of Securities in accordance with Article 10 shall not be deemed to constitute a payment or distribution on account of the principal of or interest on the Securities or on account of the purchase or other acquisition of Securities. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the holder of any Security to convert such Security in accordance with Article 10.

        Section 11.14 Amendments. The provisions of this Article 11 shall not be amended or modified without the written consent of the holders of Senior Indebtedness, except for amendments that would not adversely affect the rights of Holders of Senior Indebtedness.

        Section 11.15 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, upon deposit made by the Company in accordance with Section 8.01(2), money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 11, and, unless such amounts were deposited in violation of this Article 11, none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.


                                  ARTICLE 12.

                                 MISCELLANEOUS

        Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

        Section 12.02 Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery to the other's address stated in Section 12.10. The Company or the Trustee by notice to the other may designate additional or different address for subsequent notices or communications.

        All notices and communications (other than those sent to holders of Securities) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder of a Security shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice of communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c) to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities.

        If a notice or communication is mailed in a manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

        All other notices or communications shall be in writing.

        Section 12.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to Trust Indenture Act Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

        Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        Section 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                 (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

        Section 12.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

        Section 12.07 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment or redemption date is a Legal Holiday at a place of payment or redemption, payment or redemption may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

        Section 12.08 No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability and claims. The waiver and release are part of the consideration for the issue of the Securities.

        Section 12.09 Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        Section 12.10    Addresses.

        The Company's address is:

                 The Men's Wearhouse
                 40650 Encyclopedia Circle
                 Fremont, California 94538
                 Attention:  David Edwab
                 Telephone:  (510) 657-9821

        The Trustee's address is:

                 Texas Commerce Bank National Association
                 600 Travis Street
                 8th Floor
                 Houston, Texas  77002
                 Attention:  Vice President, Corporate Trust Department
                 Telephone:  (713) 216-4181

        For purposes of the requirements of New York offices contained in Sections 2.03, 4.02 and 4.06(a), the address of the Trustee's agent is:

                 Texas Commerce Trust Company of New York
                 55 Water Street, Room 234
                 Windows 20 and 21
                 New York, New York 10041

Securities may also be surrendered at:

                 Texas Commerce Bank National Association
                 1201 Main Street
                 Dallas, Texas  75202

        Section 12.11 Governing Law. The internal laws of the State of New York shall govern this Indenture and the Securities, without regard to the conflicts of laws provisions thereof.

        Section 12.12 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary, and such indenture, loans or debt agreements may not be used to interpret this Indenture.

        Section 12.13 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

        Section 12.14 Severability. In case any provision of this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 12.15 Table of Contents, Headings, Etc.. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                           [Signature page to follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and arrested, all as of the day and year first above written.



                                        THE MEN'S WEARHOUSE, INC.


                                        By:      /s/ Gary Ckodre
                                           -------------------------------------
Attest:


/s/ Harry Levy
- ------------------------------------



                                        TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                        Trustee



                                        By:      /s/ Terry L. Stewart
                                           -------------------------------------
Attest:


/s/ Susan Sult
- -----------------------------------

                                                                       EXHIBIT A


                      [LEGEND FOR GLOBAL SECURITIES ONLY]

[This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.]


                           [FORM OF FACE OF SECURITY]

                      5 1/4% Convertible Subordinated Note
                                   due 2003
                                                               CUSIP = 587118AA8


No.
                                                               $
                                                                ----------------
                           THE MEN'S WEARHOUSE, INC.

promises to pay to



or registered assigns,

the principal sum of

                           Dollars
- ---------------------------

on March 1, 2003.

Interest Payment Dates:  March 1 and September 1

Record Dates:  February 15 and August 15

                                                         Dated:
                                                               -----------------


                                        THE MEN'S WEARHOUSE, INC.


                                        By:
                                           --------------------------------
                                            Name:
                                            Title:

                                        By:
                                           --------------------------------
                                            Name:
                                            Title:
                                                                          (SEAL)


This is one of the Securities referred
to in the within mentioned Indenture:




TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee



By:
   ------------------------------
        Authorized Signatory

                         [FORM OF REVERSE OF SECURITY]


                 5 1/4% Convertible Subordinated Note due 2003


        Capitalized terms used herein shall have the meanings ascribed to them in the Indenture unless otherwise indicated.

        1. Interest. The Men's Wearhouse, Inc., a Texas corporation (the "Company"), promises to pay interest on the principal amount of this Security at 5 1/4% per annum from March 4, 1996 until maturity. The Company will pay interest semi-annually on March 1 and September 1 of each year, commencing September 1, 1996, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 4, 1996. To the extent lawful the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal and premium, if any, at the same rate per annum on the Securities then in effect and (ii) on overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. Method of Payment The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the February 15 and August 15 next preceding the Interest Payment Date, even if such Holder hereof must surrender this Security to a Paying Agent to collect principal payments. The Securities will be payable both as to principal and interest at the offices or agencies of the Company maintained for such purpose within the City and State of New York, the City of Dallas, Texas, or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Securities at their addresses set forth in the register of Holders of Securities.

        3. Paying Agent and Registrar. Initially, Texas Commerce Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. Subject to certain limitations set forth in the Indenture, the Company or any of its Subsidiaries may act in any such capacity.

        4. Indenture. The Company issued the Securities under an Indenture dated as of March 1, 1996 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms and in the event that there shall be any inconsistency between such terms and this Security, the terms of the Indenture shall govern. The Securities are general unsecured obligations of the Company limited to $57,500,000 in aggregate principal amount (including $7,500,000 aggregate principal amount of Securities that may be sold by the Company pursuant to the over-allotment option granted pursuant to the Underwriting Agreement dated February 27, 1996, among the Company, Bear, Stearns & Co. Inc., Montgomery Securities, PaineWebber Incorporated and Robertson, Stephens & Company LLC), plus amounts, if any, sufficient to pay interest and premium, if any, on outstanding Securities as set forth in Paragraph 2.

        5. Subordination. The Company's payments in respect of the Securities, including without limitation the payment of the principal of, premium, if any, and interest on the Securities is subordinated to the prior payment in full of the Company's Senior Indebtedness. Each Holder of Securities by his acceptance hereof covenants and agrees that all payments of the principal of, premium, if any, and interest on the Securities by the Company shall be subordinated in accordance with the provisions of Article 11 of the Indenture, and each Holder accepts and agrees to be bound by such provisions.

        6. Conversion Rights. Subject to and upon compliance with the provisions of the Indenture the Holder of this Security is entitled, at his option, at any time after 60 days following the latest date of original issuance of the Securities subject to the Indenture until the close of business on March 1, 2003 or in case this Security or a portion thereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the second Business Day prior to the date fixed for redemption, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into that number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company obtained by dividing the principal amount of the Securities or portion thereof surrendered for conversion by a conversion price equal to $34 1/8 (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture) (the "Conversion Price") by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at the Corporate Trust Office or at another office or agency of the Company in the Borough of Manhattan, City of New York, New York accompanied by written notice to the Company that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof to be converted, the portion hereof to be converted. In case such surrender shall be made during the period from the close of business on any record date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a redemption date within such period), the Security being surrendered should also be accompanied by payment in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the provisions of
Section 4.01 of the Indenture relating to the payment of defaulted interest by the Company, the interest payment with respect to a Security (a) called for redemption that is converted during the period from the close of business on any record date to the opening of business on the corresponding Interest Payment Date will be payable on that Interest Payment Date to the registered Holder at the close of business on such record date, or (b) called for redemption, if the record date preceding the redemption date is after the latest date for conversion of such Securities, will be payable on the corresponding Interest Payment Date to the extent of accrued interest through the conversion date to the registered Holder at the time of conversion, and the Holder converting the Security need not make a payment equal to the interest payment amount upon conversion of the Security for conversion. Except as provided in the preceding sentence, no payment or adjustment is to be made on conversion of interest accrued hereon or for dividends on the Common Stock issued on conversion which were declared for payment to holders of Common Stock of record as of a date prior to the conversion date.

        No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture.

        The Conversion Price is subject to adjustment as provided in the Indenture. No adjustment in the Conversion Price will be required unless such adjustment would require a change of at least 1% in the Conversion Price then in effect; but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, this Security, if then outstanding, will automatically be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a Holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or transfer.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of premium, if any, and interest on this Security at the place, times, and rate, and in the currency herein prescribed.

        7. Optional Redemption. The Securities are not redeemable at the option of the Company prior to March 1, 1998. At any time on or after that date and prior to March 1, 1999, the Securities may be redeemable at the Company's option on at least 30 but not more than 60 days' notice, in whole at any time or in part from time to time, at 103.5% of the principal amount, together with accrued interest to the date fixed for redemption, but only if the average of the last reported sale prices (or closing bid prices if no sale occurred) of the Common Stock on the Nasdaq National Market (or, if the Common Stock is not traded on the Nasdaq National Market, such other national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on any system of automated dissemination of quotations of securities prices) for the Trading Days occurring during the 30-day period ending on the tenth calendar day before the first notice of redemption is given is greater than 140% of the Conversion Price immediately prior to the time at which notice of such redemption is given. At any time on or after March 1, 1999, the Securities may be redeemed at the Company's option on at least 30 but not more than 60 days' notice, in whole at any time or in part from time to time, at the following prices (expressed in percentages of the principal amount), together with accrued interest to the date fixed for redemption:

If redeemed during the 12-month period beginning March 1:

                                                   Redemption
        Date                                          Price
        ----                                       ----------
        1999      . . . . . . . . . . . . . . . . . . 102.6 %
        2000      . . . . . . . . . . . . . . . . . . 101.8 %
        2001      . . . . . . . . . . . . . . . . . . 100.9 %

and 100% on or after March 1, 2002.

        On or after the redemption date, interest will cease to accrue on the Securities, or portion thereof, called for redemption.

        Except as set forth in Section 8 below and Section 4.06 of the Indenture, the Company will not be required to make any mandatory redemption payments with respect to the Securities. No sinking fund is provided for the Securities.

        8. Offer to Repurchase Upon Change of Control. If a Change of Control (as defined in the Indenture) occurs, each Holder of the Securities shall have the right, at the Holder's option, to require the Company to repurchase and upon the exercise of such right the Company shall purchase, all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities on the date (the "Change of Control Payment Date") that is no earlier than 30 days nor later than 40 days after the date the Company Notice (as defined below) is mailed, for cash at a purchase price equal to 101% of the aggregate principal amount of such Securities to be repurchased plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date.

        Within 10 days after the occurrence of a Change of Control, the Company is obligated to issue a press release and mail to the Trustee and all Holders of record of the Securities a notice (the "Company Notice") (as set forth in Section 4.06(a) of the Indenture) of the occurrence of such Change of Control and of the details of the repurchase right arising as a result thereof.
Holders electing to have any Securities purchased pursuant to a Change of Control will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of this Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date.

        9. Notice of Redemption. Notice of redemption will be mailed at least 30 and not more than 60 days prior to the date fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the registry books. Securities may be redeemed in part in multiples of $1,000 only. On and after the redemption date interest ceases to accrue on Securities or portions thereof called for redemption.

        10. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

        11. Persons Deemed Owners. Prior to due presentment to the Registrar for registration of the transfer of this Security, the Registrar, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for all purposes. Neither the Trustee, the Registrar, any Agent nor the Company shall be affected by notice to the contrary.

        12. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented and any existing Default under, or compliance with any provision of, the Indenture may be waived with the written consent of the Holders of not less than a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities). Without the consent of any Holder, the Company and the Trustee may: (i) amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency; (ii) amend or supplement the Indenture or the Securities to comply with Sections 5.01 and 10.09 of the Indenture; (iii) provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to evidence and provide for the acceptance of appointment by a successor trustee; (v) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Indenture of any Holder; or (vi) comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder): (i) reduce the amount of Securities whose Holders must consent to an amendment or waiver; (ii) reduce the rate of or change the time for payment of interest on any Security; (iii) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto; (iv) make any Security payable in money other than that stated in the Security; (v) make any change in Sections 6.04, 6.07 or the third sentence of 9.02 of the Indenture;
(vi) except as otherwise provided in Article 10 of the Indenture, increase the Conversion Price or otherwise modify or affect in any manner adverse to the Securityholders the terms and conditions of Article 10 of the Indenture; (vii) make any change in Article 11 that adversely affects the rights of any Securityholder, or (viii) waive a default in the payment of the principal of, premium, if any, or interest on, any Security (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration) or any Default under Article 10 of the Indenture.

        The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

        13. Defaults and Remedies. Events of Default include: failure to pay any interest on any Securities when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture; failure to pay principal of (and premium, if any) with respect to any Securities when due, upon redemption or otherwise, including failure to purchase the Securities when required upon a Change of Control, whether or not such payment is prohibited by the subordination provisions of the Indenture; failure by the Company after written notice to it to comply with certain of its other agreements in the Indenture or the Securities for 60 days; certain defaults under and acceleration prior to maturity of other indebtedness; certain final judgments entered against the Company or one or more of its Significant Subsidiaries involving any liabilities of $10 million or more (singly or in the aggregate) (after deducting the portion of such liability accepted by a reputable insurance company) which have not been vacated, discharged, satisfied or stayed pending appeal within 60 days after the entry thereof; and certain events of bankruptcy or insolvency, all as more fully set forth in Section 6.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable on the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the Representative under the Credit Agreement of written notice under the Indenture with the effect provided in the Indenture. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Securities become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish annual compliance certificates to the Trustee.

        14. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

        15. No Recourse Against Others. A director, officer, employee, incorporator or shareholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Holder by accepting a Security waives and releases all such liability and claims. The waiver and release are part of the consideration for the issuance of the Securities.

        16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                                  The Men's Wearhouse, Inc.
                                  40650 Encyclopedia Circle
                                  Fremont, California  94538
                                  Attention:  David Edwab
                                  Telephone:  (510) 657-9821

                                ASSIGNMENT FORM


        To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to



- --------------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Security on the books of the Company. The agent may substitute another to act for him.


- --------------------------------------------------------------------------------

Date:
     -----------------------------


                                        Your Signature:
                                                       -------------------------
                                                        (Sign exactly as your
                                                         name appears on the
                                                         face of this Security)


Signature Guarantee:


- -----------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


        If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 of the Indenture, check the box: [ ]

        If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount you elect
to have purchased: $                         .
                    -------------------------


Date:                                   Your Signature:
     --------------------                              -------------------------
                                        (Sign exactly as your name appears on
                                         the Security)

                                        Tax Identification No.:
                                                               -----------------

Signature Guarantee:


- ------------------------------------------

                                                                       EXHIBIT B


                          [FORM OF CONVERSION NOTICE]

                         To:  The Men's Wearhouse, Inc.

        The undersigned owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Common Stock of The Men's Wearhouse, Inc. in accordance with the terms of the Indenture referred to in this Security and
(ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Security(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
      ------------------------------


                                        ----------------------------------------
                                        Signature
                                        (Sign exactly as your name appears on
                                         the face of this Security)


        Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered holder.





                                                --------------------------------
                                                Social Security or other
                                                Taxpayer Identifying Number

- ----------------------------------
        (Name)


- ----------------------------------
        (Street Address)


- ----------------------------------
(City, State and Zip Code)
(Please print name and address)


                                               Principal amount to be Converted:
                                               (if less than all)

                                               $
                                                --------------------------------


                                      B-1